FOR IMMEDIATE RELEASE

Prologis Reports Second Quarter 2026 Results

Second quarter results show momentum building across the business

Raises 2026 Guidance for the second time; leasing hits record

SAN FRANCISCO (July 16, 2026) – Prologis, Inc. (NYSE: PLD) raised its 2026 guidance for the second time this year, supported by record leasing and improving operating fundamentals.

“We believe the business is entering its next phase of growth,” said Daniel S. Letter, chief executive officer of Prologis. “Customer demand is broadening, and our opportunity set is expanding as logistics, digital infrastructure and energy needs increasingly intersect. Given our scale and deep customer relationships, we are well positioned for this next cycle.”

Key highlights for the quarter ended June 30, 2026:

Financials Results:

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Net earnings per diluted share was $1.13, compared with $0.61 for the same period in 2025.
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Core funds from operations (Core FFO)* per diluted share was $1.63, compared with $1.46 for the same period in 2025.
•
Core FFO, excluding Net Promote Income (Expense)* per diluted share was $1.60, compared with $1.47 for the same period in 2025.

Operational Results:

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Signed over 67 million square feet of leases, a record level.
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Increased owned & managed period end occupancy to 95.5%, a 20-basis point increase compared to March 31, 2026.
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Delivered same-store NOI* (at Prologis share) year-over-year growth of 6.4% on a net effective basis and 8.5% on a cash basis.

Capital Deployment (Owned & Managed):

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Started $1.6 billion of development across logistics and data centers.
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Completed $1.8 billion of third-party acquisitions at attractive discounts to replacement cost.
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Executed $766 million of dispositions, recycling capital into higher-return opportunities.
•
Contributed $518 million of logistics real estate to Strategic Capital vehicles.
•
Expanded the data center power pipeline to 5.8 GW.

“Our business is performing at a high level, with multiple drivers of growth across the platform,” said Timothy D. Arndt, chief financial officer. “Embedded rent growth provides clear earnings visibility, and the scale of the opportunity ahead of us, together with our strong balance sheet, positions Prologis to deliver durable earnings growth and compound long-term value.”

OPERATING PERFORMANCE

Owned & Managed	2Q26
Average Occupancy	95.0%
Period End Occupancy	95.5%
Leases Commenced (Operating and Development Portfolio)	61.7 MSF
Retention	72.7%

Prologis Share	2Q26
Average Occupancy	94.9%
Cash Same Store NOI*	8.5%
Net Effective Rent Change	36.9%
Cash Rent Change	22.3%

DEPLOYMENT ACTIVITY

Prologis Share	2Q26
Acquisitions	$1,119M
Weighted avg stabilized cap rate (excluding other real estate)	4.1%
Development Stabilizations	$646M
Estimated weighted avg yield	6.3%
Estimated weighted avg margin	13.8%
Estimated value creation	$89M
% Build-to-suit	24.0%
Development Starts	$1,342M
Estimated weighted avg yield	7.2%
Estimated weighted avg margin	32.3%
Estimated value creation	$434M
% Build-to-suit	74.7%
Total Dispositions and Contributions	$1,009M
Weighted avg stabilized cap rate (excluding land, properties under development, and other real estate)	5.1%

BALANCE SHEET STRENGTH & LIQUIDITY

During the quarter, the company:

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Closed, together with its co-investment ventures, an aggregate of $3.4 billion of debt at a weighted average interest rate of 4.4% and a weighted average term of 6.2 years.

As of quarter-end:

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Total available liquidity was approximately $7.6 billion.
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Debt-to-Adjusted EBITDA* was 4.7x and debt as a percentage of total market capitalization was 23.9%.
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The weighted average interest rate on the company’s share of total debt was 3.3%, with a weighted average term of 7.9 years.
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Forecasted earnings for 2026, 2027 and 2028 are 99%, 98% and 97%, respectively, in USD or hedged through derivative contracts and 96% of Prologis’ equity was in USD.

2026 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

2026 GUIDANCE

Earnings (per diluted share)** Previous Current

Net earnings attributable to common stockholders	$3.80 to $4.05	$4.40 to $4.55
Core FFO attributable to common stockholders/unitholders*	$6.07 to $6.23	$6.22 to $6.30
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	$6.12 to $6.28	$6.22 to $6.30

** Note: Please refer to section titled “U.K. Takeover Code Required Disclosure in Connection With Possible Offer for SEGRO plc” below.

Operations - Prologis Share Previous Current

Average occupancy	95.00% to 95.75%	95.25% to 95.75%
Cash Same Store NOI*	6.25% to 7.00%	6.75% to 7.25%
Net Effective Same Store NOI*	4.75% to 5.50%	5.25% to 5.75%

Strategic Capital (in millions) Previous Current

Strategic Capital revenue, excluding promote revenue	$660 to $680	$660 to $680
Net Promote Income (Expense)[1]	$(50)	$0

G&A (in millions) Previous Current

General & administrative expenses	$510 to $525	$510 to $525

Capital Deployment - Prologis Share (in millions)2 Previous Current

Development stabilizations	$2,250 to $2,750	$2,250 to $2,750
Development starts	$3,500 to $4,500	$4,500 to $5,500
Acquisitions	$1,000 to $1,500	$1,500 to $2,000
Contributions	$1,750 to $2,250	$2,000 to $2,500
Dispositions	$1,750 to $2,250	$2,250 to $2,750
Realized development gains	$500 to $700	$600 to $700

1.
Net promote expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.
2.
Inclusive of data centers.

This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to our share of real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

U.K. Takeover Code Required Disclosure in Connection with Possible Offer for SEGRO plc

Prologis’ Earnings (per diluted share) guidance set forth above (the “Profit Forecast”) constitutes a profit forecast for the purposes of Rule 28 of the U.K. City Code on Takeovers and Mergers (the “Code”). The U.K. Takeover Panel has granted Prologis a dispensation from the Code requirement to include a report from a reporting accountant and Prologis’ financial advisers in respect of the Profit Forecast. SEGRO plc has agreed to Prologis receiving this dispensation, on the basis that: (i) the Profit Forecast is presented on a basis consistent with Prologis’ ordinary course quarterly guidance; and (ii) the Prologis board of directors is providing the confirmations in respect of the Profit Forecast stated below. The U.K. Takeover Panel has granted its dispensation on the same basis.

Prologis’ board of directors has considered the Profit Forecast and confirms that the Profit Forecast is valid and has been properly compiled on the basis of the assumptions, and subject to the factors, set forth in the “Forward-Looking Statements” disclaimer below and that the basis of accounting used in preparing the Profit Forecast is consistent with the accounting policies of Prologis.

The Profit Forecast and certain other statements set forth in this announcement constitute “forward-looking statements” as described in the “Forward-Looking Statements” disclaimer below, and investors should consider the Profit Forecast and such other statements in the context of being so disclaimed.

JULY 16, 2026, CALL DETAILS
The call will take place on Thursday, July 16, 2026, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available July 16 - July 30 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13757425. The webcast replay will be posted in the Investor Relations section of www.prologis.com under “Events & Presentations.”

ABOUT PROLOGIS
The world runs on logistics. At Prologis, we don't just lead the industry, we define it. We create the intelligent infrastructure that powers global commerce, seamlessly connecting the digital and physical worlds. From agile supply chains to clean energy solutions, our ecosystems help your business move faster, operate smarter and grow sustainably. With unmatched scale, innovation and expertise, Prologis is a category of one–not just shaping the future of logistics but building what comes next. Learn more at Prologis.com.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, including data center developments and power procurement related thereto, contribution and disposition activity, general conditions in the geographic areas where we operate, expectations regarding new lines of business, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including those specific to data center development and the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Prologis Investor Relations

Media: Prologis Corporate Communications